Exhibit 99.2

W&T OFFSHORE, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction

On October 5, 2012, W&T Offshore, Inc. (“W&T” or the “Company”) acquired certain oil and natural gas property interests from Newfield Exploration Company and its subsidiary, Newfield Exploration Gulf Coast LLC (together, “Newfield”), referred to herein as the “Newfield Properties,” pursuant to a certain purchase and sale agreement. The effective date of the transaction was July 1, 2012. These unaudited pro forma financial statements are prepared due to the acquisition being significant to the Company on a combined basis.

The accompanying unaudited pro forma condensed combined financial statements and accompanying notes of W&T as of and for the nine months ended September 30, 2012 and for the year ended December 31, 2011 (the “Pro Forma Statements”), which have been prepared by W&T management, are derived from (a) the unaudited consolidated financial statements of W&T as of and for the nine months ended September 30, 2012 included in its Quarterly Report on Form 10-Q; (b) the unaudited statement of revenues and direct operating expenses of the Newfield Properties for the nine months ended September 30, 2012; (c) the audited consolidated financial statements of W&T as of and for the year ended December 31, 2011 included in its Annual Report on Form 10-K; and (d) the audited statement of revenues and direct operating expenses of the Newfield Properties for the year ended December 31, 2011.

These Pro Forma Statements are provided for illustrative purposes only and are not necessarily indicative of the results that actually would have occurred had the transaction been in effect on the dates or for the periods indicated, or of the results that may occur in the future. The pro forma statements of income are not necessarily indicative of W&T’s operations going forward because the presentation of the operations of the Newfield Properties is limited to only revenues and direct operating expenses related thereto, while other operating expenses related to these properties have been excluded. The unaudited pro forma condensed combined balance sheet was prepared assuming the purchase of the Newfield Properties, including purchase price adjustments to date, and assumed related financing transactions occurred on September 30, 2012. The unaudited pro forma condensed combined statements of income were prepared assuming the purchase of the Newfield Properties, including purchase price adjustments to date, and assumed related financing transactions occurred on January 1, 2011. These Pro Forma Statements should be read in conjunction with W&T’s Annual Report on Form 10-K for the year ended December 31, 2011, the Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 and the audited Statement of Revenues and Direct Operating Expenses for the Newfield Properties for the year ended December 31, 2011 and the Unaudited Interim Statement of Revenues and Direct Operating Expenses for the nine months ended September 30, 2012 listed as Exhibit 99.1 to this Current Report on Form 8-K/A.

W&T OFFSHORE, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2012

	Historical	Pro Forma Adjustments		Pro Forma
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$6,993	$—		$6,993
Receivables:
Oil and natural gas sales	68,230	—		68,230
Joint interest and other	21,105	—		21,105
Income tax receivable	14,284	—		14,284

Total receivables	103,619	—		103,619
Restricted cash and cash equivalents	24,026	(18,669	)(b)	5,357
Deposit for acquisition	22,800	(22,800	)(b)	—
Prepaid expenses and other assets	32,455	—		32,455

Total current assets	189,893	(41,469)		148,424
Property and equipment – at cost:
Oil and natural gas properties and equipment (full cost method, of which $158,585 for Historical and $13,065 for Newfield were excluded from amortization	6,229,626	239,177	(a)	6,468,803
Furniture, fixtures and other	20,912	—		20,912

Total property and equipment	6,250,538	239,177		6,489,715

Less accumulated depreciation, depletion and amortization	4,556,548	—		4,556,548

Net property and equipment	1,693,990	239,177		1,933,167
Restricted deposits for asset retirement obligations	28,441	—		28,441
Other assets	14,328	—		14,328

Total assets	$1,926,652	$197,708		$2,124,360

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$104,274	$—		$104,274
Undistributed oil and natural gas proceeds	34,660	—		34,660
Asset retirement obligations	83,545	7,250	(a)	90,795
Accrued liabilities and other	35,626	—		35,626

Total current liabilities	258,105	7,250		265,355

Long-term debt	719,000	166,199	(b)	885,199
Asset retirement obligations, less current portion	250,704	24,259	(a)	274,963
Deferred taxes and other liabilities	107,863	—		107,863
Shareholders’ equity:
Common stock (e)	1	—		1
Additional paid-in capital	396,601	—		396,601
Retained earnings	218,545	—		218,545
Treasury stock, at cost	(24,167)	—		(24,167)

Total shareholders’ equity	590,980	—		590,980

Total liabilities and shareholders’ equity	$1,926,652	$197,708		$2,124,360

See accompanying notes

W&T OFFSHORE, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2011

		Newfield		Pro Forma
	Historical	Properties		Adjustments		Pro Forma
	(In thousands, except per share amounts)
Revenues	$971,047	$216,761	(c)	$—		$1,187,808

Operating costs and expenses:
Lease operating expenses	219,206	21,924	(c)	—		241,130
Production taxes	4,275	6	(c)	—		4,281
Gathering and transportation	16,920	2,633	(c)	—		19,553
Depreciation, depletion amortization and accretion	328,786	—		102,918	(d)	431,704
General and administrative expenses	74,296	—		—		74,296
Derivative gain	(1,896)	—		—		(1,896)

Total costs and expenses	641,587	24,563		102,918		769,068

Operating income	329,460	192,198		(102,918)		418,740
Interest expense:
Incurred	52,393	—		15,990	(e)	68,383
Capitalized	(9,877)	—		(867	)(f)	(10,744)
Loss on extinguishment of debt	22,694	—		—		22,694
Other income	84	—		—		84

Income before income tax expense	264,334	192,198		(118,041)		338,491
Income tax expense	91,517	—		25,955	(g)	117,472

Net income	$172,817	$192,198		$(143,996)		$221,019

Basic and diluted earnings per common share	$2.29	—		—		$2.92

Weighted average shares outstanding	74,033	—		—		74,033

See accompanying notes

W&T OFFSHORE, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012

		Newfield		Pro Forma
	Historical	Properties		Adjustments		Pro Forma
	(In thousands, except per share amounts)
Revenues	$637,345	$104,463	(c)	$—		$741,808

Operating costs and expenses:
Lease operating expenses	170,349	30,540	(c)	—		200,889
Production taxes	4,174	6	(c)	—		4,180
Gathering and transportation	11,140	2,543	(c)	—		13,683
Depreciation, depletion, amortization and accretion	251,894	—		52,757	(d)	304,651
General and administrative expenses	62,793	—		(100	)(h)	62,693
Derivative loss	14,421	—		—		14,421

Total costs and expenses	514,771	33,089		52,657		600,517

Operating income	122,574	71,374		(52,657)		141,291
Interest expense:
Incurred	43,409	—		11,993	(e)	55,402
Capitalized	(9,899)	—		(734	)(f)	(10,633)
Other income	210	—		—		210

Income before income tax expense	89,274	71,374		(63,916)		96,732
Income tax expense	33,959	—		2,610	(g)	36,569

Net income	$55,315	$71,374		$(66,526)		$60,163

Basic and diluted earnings per common share	$0.73	—		—		$0.79

Weighted average shares outstanding	74,315	—		—		74,315

See accompanying notes

W&T OFFSHORE, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation

On October 5, 2012, W&T Offshore, Inc. (“W&T”) acquired certain oil and natural gas property interests from Newfield Exploration Company and its subsidiary, Newfield Exploration Gulf Coast LLC (together “Newfield”), referred to herein as the “Newfield Properties,” pursuant to a certain purchase and sale agreement. The effective date of the transaction was July 1, 2012. The stated purchase price of $228.0 million was subject to customary effective-date adjustments and closing adjustments. The adjusted purchase price as of the date of this statement, excluding asset retirement obligations, was $207.7 million and is subject to further post-closing adjustments. The related asset retirement obligations, estimated at $31.5 million by W&T, were assumed by W&T. The Newfield Properties consist primarily of approximately 416,000 gross leasehold acres, excluding the related overriding royalty interests acreage, comprised of 65 blocks in the deepwater, six of which are producing, ten blocks on the conventional shelf, four of which are producing. In addition, the Newfield Properties included an overriding royalty interest in three deepwater blocks, two of which are producing. The properties are located in the Gulf of Mexico of the United States. Certain overriding interest associated with the Newfield Properties (Mississippi Canyon 800 field) has been retained by Newfield. These unaudited pro forma financial statements are prepared due to the acquisition being significant to the Company on a combined basis.

The historical financial information is derived from the historical consolidated financial statements of W&T and the historical statements of revenues and direct operating expenses of the Newfield Properties (which were based on information provided by Newfield). The unaudited pro forma condensed combined balance sheet was prepared assuming the purchase of the Newfield Properties, including purchase price adjustments to date, and assumed related financing transaction occurred on September 30, 2012. The unaudited pro forma condensed combined statements of income were prepared assuming the purchase of the Newfield Properties, including purchase price adjustments to date, and assumed related financing transaction occurred on January 1, 2011. The adjustments provided in Note 2 below assume the entire transaction was financed with borrowings due to the cash and cash equivalents balances for these assumed acquisition dates being less than the adjusted purchase price.

The pro forma adjustments were based on information and estimates by management to be directly related to the purchase of the Newfield Properties. If the transaction had been in effect on the dates or for the periods indicated, the results may have been substantially different. For example, W&T may have operated the assets differently than Newfield, realized sales prices may have been different and costs of operating the properties may have been different. These unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and may or may not provide an indication of results in the future.

2. Pro Forma Adjustments and Other Information

The following adjustments were made in the preparation of the condensed combined financial statements:

(a)	The adjusted purchase price as reported below is subject to further adjustments. We expect final settlement to occur in 2013. The adjusted purchase price as of October 31, 2012 is comprised of the following components (in thousands):

Cash consideration:
Evaluated properties including equipment	$194,603
Unevaluated properties	13,065

Non-cash consideration:
Asset retirement obligation - current	7,250
Asset retirement obligation - non-current	24,259

Total	$239,177

W&T OFFSHORE, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS – (Continued)

(b)	For these Pro Forma Statements, the cash consideration is assumed to be funded from borrowings from senior notes offering, which occurred shortly after the acquisition close date. The assumptions included pro rata premiums and debt issuance costs related to this senior note offering. For the pro forma balance sheet, a deposit made for the Newfield Properties acquisition was assumed to be utilized towards the aggregate purchase price. In addition, funds held in escrow and reported as restricted cash for a “like kind” exchange transaction was assumed utilized for the purchase of certain Newfield Properties.

(c)	Revenues and direct operating expenses were derived from the historical records of Newfield.

(d)	Depreciation, depletion and amortization (“DD&A”) was estimated using the full-cost method and determined as the incremental DD&A expense due to adding the costs, reserves and production of the Newfield Properties into the computation. The purchase price allocation included amounts allocated to the pool of unevaluated properties for oil and gas interests. No DD&A expense was estimated for the unevaluated properties, which conforms to W&T’s accounting policy. Asset retirement obligation and related accretion was estimated by the management of W& T.

(e)	Interest expense was computed using an effective interest rate of 7.7%, which was the effective interest rate for the senior notes issued shortly after the acquisition date. This effective interest rate was applied to the total cash consideration of $207.7 million to compute the incremental interest expense.

(f)	Incremental capitalized interest was computed for the additional amounts allocated to the pool of unevaluated properties and the capitalization interest rate was adjusted for the assumed borrowings.

(g)	Income tax was computed using the 35% corporate rate.

(h)	Incremental transaction expenses related to the purchase of Newfield Properties were $0.1 million and were assumed to be funded from cash on hand.

W&T OFFSHORE, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS – (Continued)

3. Supplemental Oil and Gas Disclosures

Oil and Natural Gas Reserve Information

The following table presents certain unaudited pro forma information concerning W&T’s proved oil, NGLs and natural gas reserves as of December 31, 2011 assuming the acquisition of the Newfield Properties occurred on January 1, 2011. There are numerous uncertainties in estimating quantities of proved reserves and in providing the future rates of production and timing of development expenditures. The following reserve data represent estimates only and are inherently imprecise and may be subject to substantial revisions as additional information such as reservoir performance, additional drilling, technological advancements and other factors become available. Decreases in the prices of oil, NGLs and natural gas could have an adverse effect on the carrying value of the proved reserves and reserve volumes.

	W&T		Newfield Properties (1)		W&T Pro Forma
							Total Equivalent Reserves (3)
	Oil and NGLs (MMBbls)	Natural Gas (Bcf)	Oil and NGLs (MMBbls)	Natural Gas (Bcf)	Oil and NGLs(2) (MMBbls)	Natural Gas (Bcf)	Barrel Equivalent (MMBoe)	Natural Gas Equivalent (Bcfe)
Proved reserves at December 31, 2010	38.2	256.3	5.2	52.6	43.4	308.9	94.9	569.3
Revisions of previous estimates	6.3	13.5	—	—	6.3	13.5	8.6	51.3
Extension and discoveries	2.4	17.7	—	—	2.4	17.7	5.4	32.1
Purchase of minerals in place	29.6	55.9	—	—	29.6	55.9	38.9	233.5
Production	(8.0)	(53.7)	(1.5)	(19.5)	(9.5)	(73.2)	(21.7)	(130.2)

Proved reserves at December 31, 2011	68.5	289.7	3.7	33.1	72.2	322.8	126.1	756.0

Year-end proved developed reserves:
2011	34.4	251.4	3.7	33.1	38.1	284.5	85.6	513.1
2010	27.0	229.1	4.6	42.3	31.6	271.4	76.8	461.0

Year-end proved undeveloped reserves:
2011	34.1	38.3	—	—	34.1	38.3	40.5	242.9
2010	11.2	27.2	0.6	10.3	11.8	37.5	18.1	108.3

(1)	Data for the Newfield Properties was derived using reserve estimates as of June 30, 2012 and adjusted for production. No adjustments were made for revisions, extensions and discoveries due to lack of available information.

(2)	NGLs comprised approximately 24% of the oil and NGLs pro forma reserves and approximately 13% of the pro forma total equivalent reserves as of December 31, 2011. For a breakdown of oil and NGLs, see W&T’s Annual Report on Form 10-K for the year ended December 31, 2011 and Exhibit 99.1 to this Current Report on Form 8-K/A.

(3)	The conversion to cubic feet equivalent and barrels of equivalent measures determined using the ratio of six Mcf of natural gas to one Bbl of crude oil, condensate or natural gas liquids (totals may not compute due to rounding). The conversion ratio does not assume price equivalency, and the price on an equivalent basis for oil, NGLs and natural gas may differ significantly.

Volume measurements:
MMBbls – million barrels for crude oil, condensate or NGLs	Bcf – billion cubic feet
MMBoe – million barrels of oil equivalent	Bcfe - billion cubic feet equivalent
Bbl – barrel	Mcf – thousand cubic feet
Mcfe – thousand cubic feet equivalent

W&T OFFSHORE, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS – (Continued)

Pro Forma Standardized Measure of Discounted Future Net Cash Flows

The following tables present certain unaudited pro forma information concerning the standardized measure of discounted cash flows of W&T’s proved oil, NGLs and natural gas reserves as of December 31, 2011, together with the changes therein, assuming the acquisition of the Newfield Properties occurred on January 1, 2011. Future cash inflows represent expected revenues from production of period-end quantities of proved reserves based on the unweighted average of first-day-of-the-month commodity prices for the years ended December 31, 2011 and 2010. All prices are adjusted by lease for quality, transportation fees, energy content and regional price differentials. Future production, development costs and asset retirement obligations are based on costs in effect at the end of the year with no escalations. Estimated future net cash flows, net of future income taxes, have been discounted to their present values based on a 10% annual discount rate.

The standardized measure of discounted future net cash flows does not purport, nor should it be interpreted, to present the fair market value of the oil and natural gas reserves. These estimates reflect proved reserves only and ignore, among other things, future changes in prices and costs, revenues that could result from probable reserves which could become proved reserves in later years and the risks inherent in reserve estimates. The standardized measure of discounted future net cash flows relating to W&T’s and the Newfield Properties proved oil and natural gas reserves consolidated on a pro forma basis is as follows (in thousands):

Pro Forma Standardized Measure of Future Discounted Cash Flows as of December 31, 2011

	W&T	Newfield Properties	Pro Forma Adjustments (1)	Pro Forma
Future cash inflows	$7,077,206	$506,563	$—	$7,583,769
Future costs:
Production	(1,862,488)	(84,308)	—	(1,946,796)
Development	(543,017)	—	—	(543,017)
Dismantlement and abandonment	(513,620)	(39,586)	—	(553,206)
Income taxes	(1,126,573)	—	(50,222)	(1,176,795)

Future net cash inflows before 10% discount	3,031,508	382,669	(50,222)	3,363,955
10% discount	(1,025,131)	(72,184)	8,529	(1,088,786)

Standardized measure as of December 31, 2011	$2,006,377	$310,485	$(41,693)	$2,275,169

(1)	Income tax related to the Newfield Properties acquired and discounted using the discount factor ratio in the Newfield Properties standardized measure computation.

W&T OFFSHORE, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS – (Continued)

The following table sets forth the changes in the standardized measure of discounted future net cash flows relating to W&T’s and the Newfield Properties proved oil and natural gas reserves consolidated on a pro forma basis (in thousands):

Changes to the Pro Forma Standardized Measure of Future Discounted Cash Flows for the Year Ended December 31, 2011

	W&T	Newfield Properties	Pro Forma Adjustments (1)	Pro Forma
Standardized measure – beginning of year 2010	$1,179,072	$375,080	$—	$1,554,152
Increases (decreases):
Sales and transfers, net of production costs	(729,574)	(192,198)	—	(921,772)
Net change in sales and transfer prices, net of production costs	634,174	76,931	—	711,105
Extensions and discoveries, net of future costs	219,924	—	—	219,924
Changes in estimated future development costs	(4,572)	—	—	(4,572)
Previously estimated development costs incurred during the year	173,911	17,102	—	191,013
Revisions of quantity of estimates	204,988	—	—	204,988
Accretion of discount	135,791	37,508	—	173,299
Net change in income taxes	(398,204)	—	(41,693)	(439,897)
Purchase of reserves in place	483,286	—	—	483,286
Changes due to production rates (timing) and other	107,581	(3,938)	—	103,643

Net increases (decreases)	827,305	(64,595)	(41,693)	721,017

Standardized measure – end of year 2011	$2,006,377	$310,485	$(41,693)	$2,275,169

(1)	Income tax related to the Newfield Properties acquired and discounted using the discount factor ratio in the Newfield Properties standardized measure computation.